ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Inc. Reports Third Quarter 2020 Financial Results

•	Net revenues increased 47.3% to $220.6 million year over year
•	Industrial and Construction revenue increased to $115.0 million and $105.6 million, respectively
•	Gross profit increased 28.3% to $56.7 million compared to $44.2 million a year ago
•	Net income of $0.3 million improved from a net loss of $(27.4) million last year
•	Adjusted EBITDA* grew to $21.9 million compared to $21.7 million last year
•	Completed two acquisitions in Midwest region, expanding product lines and manufacturing relationships

Livonia, MI. – November 12, 2020 – Alta Equipment Group Inc. (“Alta” or the “company”) (NYSE: ALTG), a leading provider of premium industrial and construction equipment and related services, today announced financial results for the third quarter and nine months ended September 30, 2020.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Alta’s solid third quarter results reflect increased customer demand from the prior quarter in both our material handling and construction businesses. As business conditions improved, we returned to close to our pre-pandemic levels of operation and labor utilization, and judiciously expanded our skilled labor force during the quarter in key areas across the Alta network. The addition of our two recent acquisitions in the Midwest, Martin Implement Sales and Howell Tractor & Equipment, will provide further penetration into a strategic growth market and further expand our product lines and OEM relationships.”

Mr. Greenawalt continued, “We anticipate a strong finish to the year and are excited to enter next year with momentum as we further differentiate and integrate our dealership and rental model, and capitalize on the investments we made in 2020. We believe this momentum paired with diligent execution will enable us to emerge as a stronger company as business conditions continue to improve.”

Third Quarter 2020 Financial Highlights:

•	Net revenue increased to $220.6 million from $149.8 million in the third quarter of 2019
•	Gross profit grew to $56.7 million compared to $44.2 million
•	Parts and Service revenue of $71.0 million compared to $56.5 million in the second quarter of 2020
•	Adjusted EBITDA* was $21.9 million in the third quarter of 2020 compared to $21.7 million same period in 2019

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

	Three months ended September 30,		Increase (Decrease) 2020 versus 2019		Nine months ended September 30,		Increase (Decrease) 2020 versus 2019
	2020	2019			2020	2019
Revenues:
New and used equipment sales	$97.9	$61.1	$36.8	60.2%	$275.2	$167.1	$108.1	64.7%
Parts sales	35.5	22.9	12.6	55.0%	92.3	60.0	32.3	53.8%
Service revenue	35.5	27.3	8.2	30.0%	94.1	67.2	26.9	40.0%
Rental revenue	32.2	27.8	4.4	15.8%	83.4	66.9	16.5	24.7%
Rental equipment sales	19.5	10.7	8.8	82.2%	48.2	26.8	21.4	79.9%
Net revenue	$220.6	$149.8	$70.8	47.3%	$593.2	$388.0	$205.2	52.9%

Cost of revenues:
New and used equipment sales	84.4	53.4	31.0	58.1%	240.3	146.6	93.7	63.9%
Parts sales	24.3	14.9	9.4	63.1%	63.3	39.4	23.9	60.7%
Service revenue	13.5	10.0	3.5	35.0%	35.9	24.3	11.6	47.7%
Rental revenue	5.4	4.3	1.1	25.6%	14.8	11.4	3.4	29.8%
Rental depreciation and amortization	19.2	13.7	5.5	40.1%	47.1	32.9	14.2	43.2%
Rental equipment sales	17.1	9.3	7.8	83.9%	41.7	23.1	18.6	80.5%
Cost of revenue	$163.9	$105.6	$58.3	55.2%	$443.1	$277.7	$165.4	59.6%
Gross profit	$56.7	$44.2	$12.5	28.3%	$150.1	$110.3	$39.8	36.1%
Total general and administrative expenses	60.2	38.0	$22.2	58.4%	157.7	97.4	$60.3	61.9%
(Loss) income from operations	$(3.5)	$6.2	$(9.7)	(156.5)%	$(7.6)	$12.9	$(20.5)	(158.9)%
Total other income (expense)	$1.9	$(33.6)	$35.5	(105.7)%	$(16.6)	$(42.5)	$25.9	(60.9)%
Loss before taxes	$(1.6)	$(27.4)	25.8	(94.2)%	$(24.2)	$(29.6)	5.4	(18.2)%
Income tax benefit	(1.9)	—	(1.9)	NA	(3.4)	—	(3.4)	NA
Net income (loss)	$0.3	$(27.4)	$27.7	(101.1)%	$(20.8)	$(29.6)	$8.8	(29.7)%

Recent Acquisitions:

•

Howell Tractor and Equipment- Completed on September 1, 2020. Howell Tractor was a privately held heavy equipment dealer serving Northern Illinois and Northwest Indiana with expansive range of heavy construction, mining, material handling, and crane equipment available for sale or rent to its premium customer base. As an equipment industry leader in the area since opening in 1943, Howell Tractor provides around the clock professional service, with an experienced and knowledgeable staff operating out of two fully equipped, state-of-the-art facilities.

•

Martin Implement Sales, Inc.- Completed on October 30, 2020. Martin was a privately held premium equipment distributor with three branches in the Chicago metro area. Martin has an expansive range of new and used equipment available for sale or rental to construction and municipal customers. Martin sells primarily construction and agricultural equipment in partnership with industry leading manufacturers including New Holland, Kubota, Hyundai and Toro, and offers any equipment service that a customer needs, along with a 24/7 service hotline.

Conference Call Information:

Alta will discuss its third quarter 2020 results via live webcast and teleconference today at 5:00 p.m. Eastern Time. A live webcast of the call can be found on the investor relations portion of the company's website at https://Investors.altaequipment.com. For a live audio teleconference, please dial (844) 543-5487 (domestic), or (825) 312-2330 (international), with conference ID # 8905858 to access the conference call at least five minutes prior to the 5:00 p.m. Eastern Time start time. Once connected with the operator, request access to the Alta Equipment Group Third Quarter 2020 Earnings Call.

A live replay of the call will also be available on the investor relations portion of the company's website at https://Investors.altaequipment.com. An audio replay will be available between 8:00 p.m. Eastern Time, November 12, 2020, and 12:59 p.m. Eastern Time, November 26, 2020, by calling (800) 585-8367, or (416) 621-4642, with conference ID # 8905858.

Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://Investors.altaequipment.com.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. Alta has operated as an equipment dealership for 35 years and has developed a branch network that includes 51 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia and Florida. Alta offers its customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More information can be found at www.altaequipment.com.

Forward Looking Statements

This presentation includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: our future financial performance; our plans for expansion and acquisitions; and changes in our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this presentation, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against us relating to the business combination and related transactions; (2) the ability to maintain our listing of shares of common stock on the New York Stock Exchange; (3) the risk that integrating our acquisitions disrupts our current plans and operations; (4) the ability to recognize the anticipated benefits of our business combination and acquisitions, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, our ability to maintain relationships with customers and suppliers and retain our management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; (7) disruptions in the political, regulatory, economic and social conditions domestically or internationally; (8) major public health issues, such as an outbreak of a pandemic or epidemic (such as the novel coronavirus COVID-19), which could cause disruptions in our operations, supply chain, or workforce; and (9) and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), Alta discloses non-GAAP financial

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

measures, including Adjusted EBITDA, in this press release because Alta believes they are useful performance measures because they allow for an effective evaluation of Alta’s operating performance when compared to its peers, without regard to financing methods or capital structure. Alta believes such measures are useful for investors and others in understanding and evaluating Alta’s operating results in the same manner as its management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Alta defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Alta excludes these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Alta’s presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Alta’s computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Bob Jones / Taylor Krafchik

Ellipsis

IR@altaequipment.com

(646) 776-0886

Media:

Glenn Moore

Alta Equipment

glenn.moore@altaequipment.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash	$0.1	$—
Accounts receivable, net of allowances of $6.2 and $4.4 as of September 30, 2020 and December 31, 2019, respectively	122.8	101.2
Inventories, net	221.1	137.2
Prepaid expenses and other current assets	13.2	5.7
Total current assets	357.2	244.1
PROPERTY AND EQUIPMENT, NET	293.7	196.5
OTHER ASSETS
Goodwill	22.8	8.6
Intangible assets, net	24.2	3.0
Other assets	1.9	2.0
Total other assets	48.9	13.6
TOTAL ASSETS	$699.8	$454.2
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Lines of credit, net	$139.0	$72.5
Floor plan payable – new equipment	118.6	87.7
Floor plan payable – used and rental equipment	36.3	112.5
Current portion of long-term debt	7.8	7.1
Accounts payable	62.8	31.1
Customer deposits	6.8	7.2
Accrued expenses	26.8	16.0
Other current liabilities	13.3	9.3
Total current liabilities	411.4	343.4
LONG-TERM LIABILITIES
Long-term debt, net of current portion	136.4	86.5
Capital lease obligations, net of current portion	0.8	1.4
Buyback residual obligations, net of current portion	0.8	0.7
Guaranteed purchase obligation, net of current portion	7.4	9.0
Lease liability, net of current portion	2.7	3.7
Deferred tax liability	15.6	—
Other liabilities	10.0	3.1
Warrant liability	—	29.6
TOTAL LIABILITIES	$585.1	$477.4
CONTINGENCIES - NOTE 11
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 1,000,000 authorized and no shares outstanding at September 30, 2020	$—	$—
Common stock, $0.0001 par value, 29,511,359 and 7,300,000 shares issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Additional paid-in capital	183.6	—
Treasury stock	(5.9)	—
Retained deficit	(63.0)	(23.2)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	114.7	(23.2)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$699.8	$454.2

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share amounts)	2020	2019	2020	2019
Revenues:
New and used equipment sales	$97.9	$61.1	$275.2	$167.1
Parts sales	35.5	22.9	92.3	60.0
Service revenue	35.5	27.3	94.1	67.2
Rental revenue	32.2	27.8	83.4	66.9
Rental equipment sales	19.5	10.7	48.2	26.8
Net revenue	$220.6	$149.8	$593.2	$388.0
Cost of revenues:
New and used equipment sales	84.4	53.4	240.3	146.6
Parts sales	24.3	14.9	63.3	39.4
Service revenue	13.5	10.0	35.9	24.3
Rental revenue	5.4	4.3	14.8	11.4
Rental depreciation	19.2	13.7	47.1	32.9
Rental equipment sales	17.1	9.3	41.7	23.1
Cost of revenue	$163.9	$105.6	$443.1	$277.7
Gross profit	$56.7	$44.2	$150.1	$110.3
General and administrative expenses	58.4	37.5	153.2	95.6
Depreciation and amortization expense	1.8	0.5	4.5	1.8
Total general and administrative expenses	60.2	38.0	157.7	97.4
(Loss) income from operations	$(3.5)	$6.2	$(7.6)	$12.9
Other income (expense)
Interest expense, floor plan payable – new equipment	(0.5)	(0.9)	(1.8)	(2.4)
Interest expense – other	(5.6)	(4.7)	(15.9)	(12.7)
Other income	8.0	0.3	8.7	0.9
Change in fair market of warrants	—	(28.3)	—	(28.3)
Loss on extinguishment of debt	—	—	(7.6)	—
Total other income (expense)	$1.9	$(33.6)	$(16.6)	$(42.5)
Loss before taxes	$(1.6)	$(27.4)	$(24.2)	$(29.6)
Income tax benefit	(1.9)	—	(3.4)	—
Net income (loss)	$0.3	$(27.4)	$(20.8)	$(29.6)
Basic and diluted income (loss) per share	$0.01	$(3.74)	$(0.81)	$(4.05)
Basic and diluted weighted average common shares outstanding	29,221,460	7,300,000	25,689,145	7,300,000

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(amounts in millions)	2020	2019
OPERATING ACTIVITIES
Net loss	$(20.8)	$(29.6)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	51.6	34.9
Amortization of debt discount and debt issuance costs	1.2	0.8
Inventory obsolescence	1.3	0.6
Gain on sale of rental equipment	(6.5)	(3.7)
Provision for bad debt	2.8	1.3
Loss on debt extinguishment	7.6	—
(Repayment) accrual of paid-in-kind interest	(11.2)	4.7
Change in fair value of warrants	—	28.3
Share-based payment	6.3	—
Changes in deferred taxes	(3.4)	—
Changes in:
Accounts receivable	6.2	(14.2)
Inventories	(102.8)	(53.2)
Proceeds from sale of rental equipment	48.2	26.8
Prepaid expenses and other assets	(5.5)	(1.3)
Proceeds from floor plans with manufacturers	240.5	183.1
Payments under floor plans with manufacturers	(273.1)	(188.4)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	16.0	5.1
Leases and other liabilities	(3.1)	0.8
Net cash used in operating activities	$(44.7)	$(4.0)
INVESTING ACTIVITIES
Proceeds from the sale of assets	1.0	—
Expenditures for rental equipment	(34.5)	(18.0)
Expenditures for property and equipment	(4.0)	(2.1)
Expenditures for acquisitions, net of cash acquired	(128.8)	(65.6)
Net activity on notes and land contract receivable	—	0.1
Net cash used in investing activities	$(166.3)	$(85.6)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	(2.7)	(0.1)
Extinguishment of floor plans and line of credit	(132.9)	—
Extinguishment of long-term debt	(82.0)	—
Redemption of former shareholder notes payable	(6.7)	—
Extinguishment of warrant liability	(29.6)	—
Proceeds from lines of credit	334.5	137.4
Payments under lines of credit	(187.1)	(88.0)
Proceeds from floor plans with unaffiliated source	63.5	81.4
Payments under floor plans with unaffiliated source	(61.3)	(50.7)
Proceeds from issuance of long-term debt, net	149.4	20.0
Payments on long-term debt	(4.8)	(9.1)
Payments on capital lease obligations	(0.6)	(0.7)
Equity proceeds from reverse recapitalization, net	175.7	—
Proceeds from disgorgement of short swing profits	1.6	—
Repurchases of common stock	(5.9)	—
Net cash provided by financing activities	$211.1	$90.2
NET CHANGE IN CASH	0.1	0.6
Cash, Beginning of year	—	1.5
Cash, End of period	$0.1	$2.1
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$26.0	$9.7

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Nine months ended September 30,		Three months ended September 30,
(amounts in millions)	2020	2019	2020	2019
Net (loss) income	$(20.8)	$(29.6)	$0.3	$(27.4)
Depreciation and amortization	51.6	34.9	21.0	14.4
Interest expense	17.7	15.1	6.1	5.6
Income tax benefit	(3.4)	—	(1.9)	—
EBITDA (1)	$45.1	$20.4	$25.5	$(7.4)
Change in fair value of warrants (2)	—	28.3	—	28.3
One-Time Transaction Costs (3)	3.9	0.4	1.2	0.2
Loan Administration Fees (4)	0.3	0.3	0.1	—
Non-Cash Adjustments (5)	0.7	1.5	0.3	1.1
Loss on Debt Extinguishment (6)	7.6	—	—	—
Equity-linked Incentives (7)	9.8	—	3.2	—
Other expenses (8)	0.4	0.1	—	—
Insurance proceeds (9)	(8.0)	—	(8.0)	—
Showroom-Ready Floorplan Interest Expense (10)	(1.4)	(1.6)	(0.4)	(0.5)
Adjusted EBITDA (1)	$58.4	$49.4	$21.9	$21.7
Pro Forma EBITDA—Acquisitions (11)	6.9	27.1	0.5	7.3
Adjusted Pro Forma EBITDA (1)	$65.3	$76.5	$22.4	$29.0

(1)	Represents Non-GAAP measure
(2)	Represents mark to market valuation for warrants
(3)	Includes expenses related to the acquisitions, both completed and pending, and public company preparation costs
(4)	Debt administration expenses associated with debt refinancing activities in May 2019 and February 2020 in connection with the business combination
(5)	Non-cash adjustments related to deferred rent expenses
(6)	Represents expenses of debt extinguishments related to refinancing activities relating to the business combination in February 2020
(7)	Reflects equity-based compensation expenses related to refinancing activities in February 2020 and Restricted Stock Unit expense in September 2020
(8)	Other non-recurring expenses primarily related to severance payments
(9)	Key-man life insurance proceeds
(10)	Represents interest expense associated with showroom-ready new and used floorplan equipment interest included in total interest expense above

(11)   Pro forma EBITDA of NITCO, Flagler, Liftech, PeakLogix, Hilo and Martin for periods in 2019 and forward, assuming each was acquired as of January 1, 2019